UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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Cracker Barrel Old Country Store, Inc.

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Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer (615) 235-4432 Mark Harnett, MacKenzie Partners, Inc. (212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications (615) 443-9266 Ruth Pachman, Kekst and Company (212) 521-4891

CRACKER BARREL QUESTIONS QUALIFICATIONS, MOTIVES OF BIGLARI AND COOLEY IN BIDS

FOR BOARD SEATS

•	In Letter to Shareholders, CEO Cochran Highlights Exceptional Performance of Cracker Barrel’s Business and Stock Price in Last Year

•	Cites Biglari’s History of ‘Creeping Takeover,’ Intemperate Rhetoric and Poor Corporate Governance

LEBANON, Tenn. October 18, 2012 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today sent a letter from Sandra B. Cochran, President and Chief Executive Officer, to shareholders strongly urging them to reaffirm their support for the Company and its exceptional performance over the past year by voting for the Company’s highly qualified slate of nominees to the Board of Directors at the Annual Meeting on November 15, 2012.

In the letter, Ms. Cochran urged shareholders to reject two self-nominated candidates – Sardar Biglari and Phil Cooley – who the Company believes may be attempting to gain creeping control of Cracker Barrel. She noted that Mr. Biglari, after failing to gain a Board seat last year, has returned with Mr. Cooley to seek two Board seats, engaging in what the Company views as intemperate rhetoric, an unknown agenda, and a record of poor corporate governance.

Ms. Cochran wrote: “Mr. Biglari remains inexplicably insistent in his campaign against Cracker Barrel and our Board’s nominees – despite the addition of seven new directors in the past 18 months, our accomplishments on key financial and operational objectives and a 68.4% appreciation in the value of the Company’s shares since the initiation of our strategic priorities announced in September of last year.”1

[1]	Share appreciation calculated from the closing price on September 12, 2011, the day before the announcement of the Company’s strategic priorities, through September 28, 2012.

- more -

She concluded: “Your Board of Directors strongly believes that electing Mr. Biglari or Mr. Cooley to our Board would be contrary to your best interests at precisely the point when our business is showing strong performance based on a robust business plan that we continue to successfully implement. We urge you to support all ten of your Board’s nominees.”

Text of Letter from Ms. Cochran to Cracker Barrel Shareholders:

October 18, 2012

Dear Cracker Barrel Shareholders:

We are pleased that on November 15, 2012, you will have the opportunity to reaffirm your support for Cracker Barrel Old Country Store and our exceptional performance over the past year by voting for our highly qualified slate of Board nominees at our annual meeting.

The alternative is a vote for two self-nominated individuals – Sardar Biglari and Phil Cooley – who are pursuing not one, but two seats on our Board in what we believe is an attempt at creeping control of Cracker Barrel. After a failed attempt to gain a Board seat for himself last year, Sardar Biglari has returned with what we view as intemperate rhetoric, an unknown agenda and a record of poor corporate governance.

Mr. Biglari remains inexplicably insistent in his campaign against Cracker Barrel and our Board’s nominees – despite the addition of seven new directors in the past 18 months, our accomplishments on key financial and operational objectives and a 68.4% appreciation in the value of the Company’s shares since the initiation of our strategic priorities announced in September of last year1. Our track record during this time, both at the Board level as well as with regard to ongoing execution of corporate objectives, leads us to ask the obvious questions – what is it that Mr. Biglari really wants and why?

First, we believe that Sardar Biglari’s true intentions may be to take control of Cracker Barrel without paying shareholders a premium.

Mr. Biglari himself has been candid that the primary objective of his acquisition vehicle through which he owns Cracker Barrel stock, Biglari Holdings, is about gaining control and exerting power. Consider the following:

“We, however, are control investors.” (BH Letter from the Chairman, 12/10/11)

“Biglari Holdings is a jockey stock. You are choosing the jockey; I am choosing the horses. It would be asinine to bet on the jockey and then deny him the saddle or whip.” (BH Letter from the Chairman, 12/10/11)

After several meetings with management as well as the failed proxy fight last year, Mr. Biglari continues to produce rhetoric without tangible ideas or suggestions for what changes he believes are necessary. Moreover, he remains unwilling to work with us constructively, having turned down our offer to nominate two independent directors of his choosing – an offer we believe should have satisfied him if his desire was really for “shareholder representation.” From our perspective, however, it appears that he is not truly interested in representation, but rather is looking for a platform to pursue his own agenda and, potentially, to exercise creeping control resulting in a takeover without paying you an appropriate premium.

[1]	Share appreciation calculated from the closing price on September 12, 2011, the day before the announcement of the Company’s strategic priorities, through September 28, 2012.

- more -

At the same time, we believe Mr. Biglari’s contradictory statements and actions create even more questions around his true objectives. In a press release last year, Mr. Biglari made the following statements:

“Our intention was that even if we were to purchase additional stock, we would keep ownership well under 20% . . . . [W]e have purchased stock for investment purposes only.” (BH press release, 9/23/11)

Despite these assertions, Biglari Holdings (1) ran a proxy fight last year for one Board seat, (2) immediately after losing the proxy fight, began aggressively buying more Cracker Barrel stock, and (3) launched a new proxy fight this year, seeking two Board seats this time. We believe these actions speak louder than words, as investors who are buying for “investment purposes only” do not wage multiple proxy contests, particularly at a time when the target corporation is performing as well as we are. With a position that recently reached 17.4%, Biglari Holdings is getting very close to a 20% stake in Cracker Barrel.

With Mr. Biglari’s history of creeping control – having built Biglari Holdings with the takeover of Steak ‘n Shake without paying a premium to its shareholders, naming himself as Chairman and CEO, and ultimately creating a holding company named after himself – we are concerned as to what step would be next should he get a seat or two on our Board. We urge you to consider whether Mr. Biglari’s history suggests an undisclosed agenda here and whether he and Phil Cooley are right for our Board.

Second, we believe Mr. Biglari’s track record of poor corporate governance tactics speaks for itself.

While your revitalized Board of Directors at Cracker Barrel has been overseeing a variety of successful initiatives to drive increasing shareholder value, Mr. Biglari has been pursuing initiatives at Biglari Holdings that appear to have been objectionable even to his own shareholders. Consider the following three proposed actions that have all been deferred and/or amended in the face of shareholder opposition:

•

Excessive compensation. Mr. Biglari attempted to get shareholder approval for an uncapped compensation scheme for himself, a deal similar to the profit-sharing compensation plans often used at hedge funds and private equity investment firms, even though he runs a publicly traded restaurant holding company. Mr. Biglari scaled back the plan only after both ISS and his shareholders expressed their disapproval.

•

Disenfranchising capital structure. Mr. Biglari is once again proposing shareholder approval of a two-class capital structure so he can make acquisitions that don’t dilute his voting power – after canceling a planned shareholder meeting to consider the plan last year in response to shareholder objections. The top two leading proxy advisory firms, ISS and Glass Lewis, have already recommended that Biglari Holdings shareholders vote against this proposal.

•

Reverse stock splits to freeze out small shareholders. Mr. Biglari engineered a 1-for-20 reverse stock split, and announced plans in 2011 for a further 1-for-15 reverse stock split that would have forced many small investors to be cashed out from their shares. The second reverse stock split was tabled following shareholder opposition.

- more -

In addition, we believe that Mr. Biglari showed a disregard for federal law in causing Biglari Holdings to acquire Cracker Barrel stock in violation of applicable antitrust law. Biglari Holdings paid $850,000 to settle charges brought by the Federal Trade Commission and the Department of Justice with respect to this violation, which the chairman of the Federal Trade Commission characterized as an abuse of the antitrust law’s “passive investment” exemption.

Finally, we believe your current Board’s track record is self-evident and you should not risk disrupting our positive momentum.

Cracker Barrel’s recently revitalized Board of Directors, including Jim Bradford, our incoming Board Chairman, will continue to oversee our progress and strong execution. In prior communications, we described one element of Mr. Bradford’s background as a “former NYSE company CEO,” suggesting that he had served as CEO of that company while it was publicly traded rather than after it was taken private. We sincerely regret any misunderstanding this may have caused, but want to stress that this description does not change the enormous value and vast experience Mr. Bradford brings to our Board. We are confident that we can continue to execute on our strategy just as we did last year, further creating value for you, our shareholders.

In sum, while it’s important to recognize why Mr. Biglari is WRONG for Cracker Barrel, given our extremely successful year and our intent to leverage our current momentum to drive results, we also want to focus on why we firmly believe our existing slate of Board nominees is RIGHT for Cracker Barrel. Together with our Board, Cracker Barrel management will continue to regularly evaluate opportunities for improvement on all fronts: financially, operationally and strategically. We have updated our business priorities to keep the bar high and strive for better results. Our results for 2012 are evident not only in our bottom line, but in our stock price, and we hope you’ve benefitted from these successes. We believe we have a very strong and engaged Board in place, and the addition of Mr. Biglari or Mr. Cooley would be detrimental to the functioning of the Board and our ongoing progress.

Your Board of Directors strongly believes that electing Mr. Biglari or Mr. Cooley to our Board would be contrary to your best interests at precisely the point when our business is showing strong performance based on a robust business plan that we continue to successfully implement. We urge you to support all ten of your Board’s nominees.

To support your Board, vote the enclosed WHITE card and vote “FOR ALL” of the Company’s nominees to the Board. To ensure that your vote is received in time, vote by telephone or Internet by following the instructions on the Company’s WHITE card. We urge you NOT to sign any gold proxy card sent to you by Mr. Biglari. Even a withhold vote for Mr. Biglari and Mr. Cooley on his gold proxy card will cancel any previous proxy that you previously submitted to vote “FOR ALL” the Company’s nominees as it is only the latest dated proxy card that will be counted at the shareholder meeting.

If you have any questions or require assistance with voting your WHITE proxy card, please call MacKenzie Partners, Inc., toll-free, at (800) 322-2885.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

- more -

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 620 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

- end -

Cracker Barrel Old Country Store, Inc. (the “Company”) sent the following letter to shareholders of the Company in a mailing commenced on October18, 2012. This letter was also posted to the “Proxy Contest” section of the Company’s Investor Relations website, investor.crackerbarrel.com.

October 18, 2012

Dear Cracker Barrel Shareholders:

We are pleased that on November 15, 2012, you will have the opportunity to reaffirm your support for Cracker Barrel Old Country Store and our exceptional performance over the past year by voting for our highly qualified slate of Board nominees at our annual meeting.

The alternative is a vote for two self-nominated individuals – Sardar Biglari and Phil Cooley – who are pursuing not one, but two seats on our Board in what we believe is an attempt at creeping control of Cracker Barrel. After a failed attempt to gain a Board seat for himself last year, Sardar Biglari has returned with what we view as intemperate rhetoric, an unknown agenda and a record of poor corporate governance.

Mr. Biglari remains inexplicably insistent in his campaign against Cracker Barrel and our Board’s nominees – despite the addition of seven new directors in the past 18 months, our accomplishments on key financial and operational objectives and a 68.4% appreciation in the value of the Company’s shares since the initiation of our strategic priorities announced in September of last year1. Our track record during this time, both at the Board level as well as with regard to ongoing execution of corporate objectives, leads us to ask the obvious questions – what is it that Mr. Biglari really wants and why?

First, we believe that Sardar Biglari’s true intentions may be to take control of Cracker Barrel without paying shareholders a premium.

Mr. Biglari himself has been candid that the primary objective of his acquisition vehicle through which he owns Cracker Barrel stock, Biglari Holdings, is about gaining control and exerting power. Consider the following:

“We, however, are control investors.” (BH Letter from the Chairman, 12/10/11)

“Biglari Holdings is a jockey stock. You are choosing the jockey; I am choosing the horses. It would be asinine to bet on the jockey and then deny him the saddle or whip.” (BH Letter from the Chairman, 12/10/11)

After several meetings with management as well as the failed proxy fight last year, Mr. Biglari continues to produce rhetoric without tangible ideas or suggestions for what changes he believes are necessary. Moreover, he remains unwilling to work with us constructively, having turned down our offer to nominate two independent directors of his choosing – an offer we believe should have satisfied him if his desire was really for “shareholder representation.” From our perspective, however, it appears that he is not truly interested in representation, but rather is looking for a platform to pursue his own agenda and, potentially, to exercise creeping control resulting in a takeover without paying you an appropriate premium.

[1]	Share appreciation calculated from the closing price on September 12, 2011, the day before the announcement of the Company’s strategic priorities, through September 28, 2012.

At the same time, we believe Mr. Biglari’s contradictory statements and actions create even more questions around his true objectives. In a press release last year, Mr. Biglari made the following statements:

“Our intention was that even if we were to purchase additional stock, we would keep ownership well under 20% . . . . [W]e have purchased stock for investment purposes only.” (BH press release, 9/23/11)

Despite these assertions, Biglari Holdings (1) ran a proxy fight last year for one Board seat, (2) immediately after losing the proxy fight, began aggressively buying more Cracker Barrel stock, and (3) launched a new proxy fight this year, seeking two Board seats this time. We believe these actions speak louder than words, as investors who are buying for “investment purposes only” do not wage multiple proxy contests, particularly at a time when the target corporation is performing as well as we are. With a position that recently reached 17.4%, Biglari Holdings is getting very close to a 20% stake in Cracker Barrel.

With Mr. Biglari’s history of creeping control – having built Biglari Holdings with the takeover of Steak ‘n Shake without paying a premium to its shareholders, naming himself as Chairman and CEO, and ultimately creating a holding company named after himself – we are concerned as to what step would be next should he get a seat or two on our Board. We urge you to consider whether Mr. Biglari’s history suggests an undisclosed agenda here and whether he and Phil Cooley are right for our Board.

Second, we believe Mr. Biglari’s track record of poor corporate governance tactics speaks for itself.

While your revitalized Board of Directors at Cracker Barrel has been overseeing a variety of successful initiatives to drive increasing shareholder value, Mr. Biglari has been pursuing initiatives at Biglari Holdings that appear to have been objectionable even to his own shareholders. Consider the following three proposed actions that have all been deferred and/or amended in the face of shareholder opposition:

•

Excessive compensation. Mr. Biglari attempted to get shareholder approval for an uncapped compensation scheme for himself, a deal similar to the profit-sharing compensation plans often used at hedge funds and private equity investment firms, even though he runs a publicly traded restaurant holding company. Mr. Biglari scaled back the plan only after both ISS and his shareholders expressed their disapproval.

•

Disenfranchising capital structure. Mr. Biglari is once again proposing shareholder approval of a two-class capital structure so he can make acquisitions that don’t dilute his voting power – after canceling a planned shareholder meeting to consider the plan last year in response to shareholder objections. The top two leading proxy advisory firms, ISS and Glass Lewis, have already recommended that Biglari Holdings shareholders vote against this proposal.

•

Reverse stock splits to freeze out small shareholders. Mr. Biglari engineered a 1-for-20 reverse stock split, and announced plans in 2011 for a further 1-for-15 reverse stock split that would have forced many small investors to be cashed out from their shares. The second reverse stock split was tabled following shareholder opposition.

In addition, we believe that Mr. Biglari showed a disregard for federal law in causing Biglari Holdings to acquire Cracker Barrel stock in violation of applicable antitrust law. Biglari Holdings paid $850,000 to settle charges brought by the Federal Trade Commission and the Department of Justice with respect to this violation, which the chairman of the Federal Trade Commission characterized as an abuse of the antitrust law’s “passive investment” exemption.

Finally, we believe your current Board’s track record is self-evident and you should not risk disrupting our positive momentum.

Cracker Barrel’s recently revitalized Board of Directors, including Jim Bradford, our incoming Board Chairman, will continue to oversee our progress and strong execution. In prior communications, we described one element of Mr. Bradford’s background as a “former NYSE company CEO,” suggesting that he had served as CEO of that company while it was publicly traded rather than after it was taken private. We sincerely regret any misunderstanding this may have caused, but want to stress that this description does not change the enormous value and vast experience Mr. Bradford brings to our Board. We are confident that we can continue to execute on our strategy just as we did last year, further creating value for you, our shareholders.

In sum, while it’s important to recognize why Mr. Biglari is WRONG for Cracker Barrel, given our extremely successful year and our intent to leverage our current momentum to drive results, we also want to focus on why we firmly believe our existing slate of Board nominees is RIGHT for Cracker Barrel. Together with our Board, Cracker Barrel management will continue to regularly evaluate opportunities for improvement on all fronts: financially, operationally and strategically. We have updated our business priorities to keep the bar high and strive for better results. Our results for 2012 are evident not only in our bottom line, but in our stock price, and we hope you’ve benefitted from these successes. We believe we have a very strong and engaged Board in place, and the addition of Mr. Biglari or Mr. Cooley would be detrimental to the functioning of the Board and our ongoing progress.

Your Board of Directors strongly believes that electing Mr. Biglari or Mr. Cooley to our Board would be contrary to your best interests at precisely the point when our business is showing strong performance based on a robust business plan that we continue to successfully implement. We urge you to support all ten of your Board’s nominees.

To support your Board, vote the enclosed WHITE card and vote “FOR ALL” of the Company’s nominees to the Board. To ensure that your vote is received in time, vote by telephone or Internet by following the instructions on the Company’s WHITE card. We urge you NOT to sign any gold proxy card sent to you by Mr. Biglari. Even a withhold vote for Mr. Biglari and Mr. Cooley on his gold proxy card will cancel any previous proxy that you previously submitted to vote “FOR ALL” the Company’s nominees as it is only the latest dated proxy card that will be counted at the shareholder meeting.

If you have any questions or require assistance with voting your WHITE proxy card, please call

MacKenzie Partners, Inc., toll-free, at (800) 322-2885.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

IMPORTANT ADDITIONAL INFORMATION

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

cbrlproxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to field management employees of the Company. The e-mail was sent after 3 p.m. Central Time on October 18, 2012.

From Sandy Cochran

I’m writing today, as is our custom, to update you on developments over the last week or so in the proxy contest in which we are currently engaged. There have been a number of public filings overlapping, which is common in a proxy contest, and Cracker Barrel has been diligent and detailed in appropriate responses, determined to maintain the proper tone.

You can review all these materials on Cracker Barrel’s Investor Relations website, including a new shareholder presentation that contains detailed information on Cracker Barrel’s strategy, our successful results from focusing our strategic initiatives, and why we believe Sardar Biglari is wrong for Cracker Barrel. To underscore this message, Cracker Barrel today distributed a letter to our shareholders and accompanying news release that reiterate and emphasize Cracker Barrel’s position.

Larry Hyatt, our Chief Financial Officer, and I have been meeting with shareholders to to understand their points of view and to share our story with them, and we will continue to take the appropriate steps through this process. It has been a real benefit to share in these meetings the outstanding operational results that Cracker Barrel has achieved and a real pleasure to talk about the outstanding guest experience we deliver each and every meal – 215 million meals a year – being possible because of the dedication of our 70,000 employees.

Thank you for doing your part in staying focused on your work and on our guests. I am proud of the commitment that you continue to demonstrate.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the

Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to home office employees of the Company. The e-mail was sent after 3 p.m. Central Time on October 18, 2012.

From Sandy Cochran

I’m writing today, as is our custom, to update you on developments over the last week or so in the proxy contest in which we are currently engaged. There have been a number of public filings overlapping, which is common in a proxy contest, and Cracker Barrel has been diligent and detailed in appropriate responses, determined to maintain the proper tone.

You can review all these materials on Cracker Barrel’s Investor Relations website, including a new shareholder presentation that contains detailed information on Cracker Barrel’s strategy, our successful results from focusing our strategic initiatives, and why we believe Sardar Biglari is wrong for Cracker Barrel. To underscore this message, Cracker Barrel today distributed a letter to our shareholders and accompanying news release that reiterate and emphasize Cracker Barrel’s position.

Larry Hyatt, our Chief Financial Officer, and I have been meeting with shareholders to understand their points of view and to share our story with them, and we will continue to take the appropriate steps through this process. It has been a real benefit to share in these meetings the outstanding operational results that Cracker Barrel has achieved and a real pleasure to talk about the outstanding guest experience we deliver each and every meal – 215 million meals a year – being possible because of the dedication of our 70,000 employees.

Thank you for doing your part in staying focused on your work and on our guests. I am proud of the commitment that you continue to demonstrate.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.